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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 4, 1994 appearing in JeffBanks, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Philadelphia, PA
January 17, 1997